Exhibit 10.2

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”), dated as of [●], 2026, is made by and among Westin Acquisition Corp., a Cayman Islands exempted company (which shall domesticate as a Delaware corporation one Business Day prior to the Closing) (“Parent”), First Choice Healthcare Solutions, Inc., a Delaware corporation (the “Company”) and the undersigned stockholder of the Company (the “Stockholder”). Parent, Company and Stockholder shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, this Agreement is being entered into in connection with the Business Combination Agreement, in the form executed on July 22, 2026, (the “Business Combination Agreement”), by and among Parent, the Company, and First Choice Acquisition Corp., a Delaware corporation (“Merger Sub”);

WHEREAS, upon and subject to the occurrence of the consummation of the Merger, on the terms and subject to the conditions set forth herein, each of the agreements listed on Schedule I hereto (collectively, the “Investor Agreements” and each, an “Investor Agreement”) will terminate pursuant to the requisite consent of the Company and the parties thereto ; and

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, the Company and Stockholder, as applicable, will, subject to the terms and conditions set forth herein, consent to the entry by the Company into the Business Combination Agreement and the consummation by the Company of the transactions contemplated thereby on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in order to induce the Company to enter into the Business Combination Agreement and in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Binding Effects of the Business Combination Agreement; Acknowledgement of Consultation with Advisors. Stockholder hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to discuss their content with its tax and legal advisors to understand their tax and legal implications. The Stockholder shall be bound by, be subject to and comply with Sections 6.2 (Exclusivity) and 6.8 (Confidentiality), of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if the Stockholder was an original signatory to the Business Combination Agreement with respect to such provisions.

2. Transfer Restrictions on Shares. Except as expressly contemplated by the Business Combination Agreement, with the prior written consent of the Company, or with respect to a Transfer (as defined below) of the type set forth in clause (i) through clause (vi) below, from and after the date hereof until the Expiration Time, Stockholder hereby agrees that he, she or it shall not (a) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of his, her or its shares of Company Capital Stock (or any instruments convertible into Company Capital Stock) held of record or beneficially by Stockholder as of such time (the “Subject Company Equity Securities”) or otherwise agree to do any of the foregoing (each, a “Transfer”), (b) deposit any of his, her or its Subject Company Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of his, her or its Subject Company Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of his, her or its Subject Company Equity Securities, (d) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of his, her or its Subject Company Equity Securities or (e) take any action that would have the effect of preventing or materially delaying the performance of his, her or its obligations hereunder; provided, however, that the foregoing shall not apply to any Transfer (i) to any affiliates or family member of any of the Company’s officers or directors, or any employees of such affiliates; (ii) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) in the case of an entity, Transfers between Stockholder and any Affiliate of Stockholder; or (vi) by virtue of Company Certificate of Incorporation and Company Bylaws upon liquidation or dissolution of the Company; provided, that any transferee of any Transfer of the type set forth in clause (i) through clause (vi) must enter into a written agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by this Agreement prior to the occurrence of such Transfer. Any Transfer in violation of this Section 2 shall be null and void.

3. New Securities. In the event that (a) any shares of Company Capital Stock or other equity securities of the Company are issued to Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination, exchange, or otherwise, (b) Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Capital Stock after the date of this Agreement, or (c) Stockholder acquires the right to vote or share in the voting of any shares of Company Capital Stock or other equity securities of the Company after the date of this Agreement (such shares or other equity securities, collectively, the “New Securities”), then such New Securities acquired or purchased by Stockholder shall automatically be subject to the terms of this Agreement (including the transfer restrictions under Section 2) to the same extent as if they constituted the Subject Company Equity Securities owned by Stockholder as of the date hereof, and shall be included in the definition of “Subject Company Equity Securities” for all purposes hereof without further action by any Party.

4. Closing Date Deliverables. On the Closing Date, Stockholder shall deliver (or cause to be delivered) to Parent and the Company:

(a) a properly completed and duly executed IRS Form W-9 (or applicable IRS Form W-8) from Stockholder;

(b) a duly executed counterpart signature page to the Lock-Up Agreement;

(c) a duly executed counterpart signature page to any other Additional Agreement to which Stockholder is required to be a party pursuant to the Business Combination Agreement; and

(d) such other documents, instruments and certificates as are required to be delivered by Stockholder pursuant to the Business Combination Agreement or any other Additional Agreement, including any documents required by any Governmental Entity in connection with the Transactions.

5. No Challenges. Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company or any of their respective successors, directors, officers, employees or agents: (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, the Business Combination Agreement, or the Transactions; or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation, entry into, or consummation of this Agreement, the Business Combination Agreement, or the Transactions. Notwithstanding anything herein to the contrary, nothing in this Agreement shall limit or restrict the ability of Stockholder to enforce its rights under the Business Combination Agreement, this Agreement or any other Additional Agreement to which Stockholder is a party or has third-party beneficiary rights with respect to, or to seek any other remedies with respect to any breach of the Business Combination Agreement, this Agreement or such other Additional Agreement by any other party hereto or thereto, including by commencing any Action in connection therewith.

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6. Further Assurances. Stockholder shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Law, or as reasonably requested by Parent or the Company, to effect the actions set forth in this Agreement and to consummate the Transactions on the terms and subject to the conditions set forth in the Business Combination Agreement.

7. No Inconsistent Agreement. Stockholder hereby represents and covenants that Stockholder has not entered into, and shall not enter into, any agreement that would restrict, limit, or interfere with the performance of Stockholder’s obligations under this Agreement, including any voting agreement, proxy, power of attorney, or other instrument with respect to any Subject Company Equity Securities that conflicts in any respect with the obligations of Stockholder set forth herein. Stockholder agrees to reasonably promptly notify Parent and the Company in writing of (a) any updates to the number or type of Subject Company Equity Securities held by Stockholder, (b) any new equity securities of the Company acquired by Stockholder, in each case after the date hereof and prior to the Closing, and (c) any encumbrance, lien, pledge, option, charge, security interest or other restriction imposed on any Subject Company Equity Securities after the date hereof and prior to the Closing.

8. Termination of Investor Agreements. Stockholder hereby agrees that, notwithstanding anything to the contrary contained in any Investor Agreement, (a) each of the Investor Agreements shall be automatically terminated and of no further force and effect (including any provision of any such agreement that, by its terms, survives such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing, (b) upon such termination neither the Company nor any of its Affiliates shall have any further obligations or liabilities under each such Investor Agreement and (c) from and after such termination, Stockholder shall not have any claims, rights or remedies against the Company or any of its Affiliates arising under any Investor Agreement (whether arising before, on or after the Closing Date).

9. Other Covenants. From the date hereof until the Expiration Time, Stockholder shall not, and shall instruct its representatives not to, (a) make any proposal or offer that constitutes an Alternative Transaction, (b) initiate any discussions or negotiations with any Person with respect to an Alternative Transaction or (c) enter into any acquisition agreement, business combination, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an Alternative Transaction, in each case, other than to or with the Company and its respective representatives. From and after the date hereof until the Expiration Time, Stockholder shall, and shall instruct its officers and directors (if applicable) and its representatives to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to an Alternative Proposal or any negotiations which may lead to an Alternative Proposal (other than the Company and its representatives).

10. Appraisal Rights. Stockholder hereby waives and agrees not to exercise any rights of appraisal or rights to dissent from the Transactions that it may have under applicable Law with respect to the Subject Company Equity Securities held by the Stockholder.

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11. Waiver of Preemptive Rights To the extent Stockholder holds any rights of first offer, preemptive rights, anti-dilution rights, or similar rights under any Investor Agreement, the Company Certificate of Incorporation, the Company Bylaws, or any other agreement with or among the Company or its stockholders (collectively, “Preemptive Rights”), Stockholder hereby irrevocably and unconditionally waives any and all such Preemptive Rights with respect to (a) any issuance of equity securities of the Company contemplated by the Business Combination Agreement or any Additional Agreement (including any recapitalization step or PIPE Investment), (b) any issuance of PubCo Common Stock or other securities of Parent (as PubCo) in connection with the Transactions, and (c) any other equity issuance expressly permitted by the Business Combination Agreement. [To the extent any Investor Agreement requires the consent or waiver of a specified percentage or group of holders to effect a waiver of Preemptive Rights on behalf of all holders, each Stockholder that qualifies as a member of such group hereby further acknowledges that such requisite consent or waiver has been obtained (or is hereby given) in accordance with the terms of such Investor Agreement, and that this waiver shall apply to all holders of Preemptive Rights under such Investor Agreement in the same fashion.]

12. Waiver of Certain Rights.

(a) Stockholder, severally and not jointly, hereby irrevocably and unconditionally waives, effective as of the date hereof, any and all rights of first refusal, co-sale rights, tag-along rights, participation rights, or similar rights that Stockholder may have under any Investor Agreement, the Company Certificate of Incorporation, the Company Bylaws, or any other agreement with or among the Company or its stockholders, in each case solely to the extent such rights would be applicable to or triggered by (i) the Transactions (including any recapitalization step, merger, equity issuance, or other transfer of Company equity interests contemplated by or effected in connection with the Business Combination Agreement or any Additional Agreement), (ii) any PIPE Investment or other equity financing contemplated by the Business Combination Agreement, or (iii) any sale, transfer, assignment, distribution, or other disposition of Company equity interests expressly permitted by the Business Combination Agreement.

(b) Stockholder, severally and not jointly, hereby irrevocably and unconditionally waives, effective as of the date hereof, any and all transfer restrictions, consent rights, notice requirements, board approval rights, or similar restrictions applicable to the transfer of Company Capital Stock under the Company Certificate of Incorporation, the Company Bylaws, or any Investor Agreement, in each case solely to the extent such restrictions would be applicable to or triggered by any of the events described in clauses (i) through (iii) of Section 12(a).

(c) Stockholder acknowledges and agrees that the waivers set forth in this Section 12 are a material inducement to each of Parent’s and the Company’s willingness to enter into the Business Combination Agreement and shall be effective during the period commencing on the date hereof and ending at the Expiration Time and, solely with respect to the Transactions, shall survive the Expiration Time to the extent necessary to consummate the Transactions. For the avoidance of doubt, the waivers set forth in this Section 12 are in addition to, and not in limitation of, the termination of the Investor Agreements at Closing pursuant to Section 8 of this Agreement and any waiver of preemptive rights set forth in Section 11 of this Agreement.

13. Consent to Disclosure. Stockholder hereby consents to the publication and disclosure in the Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any documents or communications provided by the Parent or the Company to any Authority and to Parent Shareholders) of the Stockholder’s identity and beneficial ownership of the Subject Company Equity Securities and the nature of the Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Parent and the Company, a copy of this Agreement. Stockholder will promptly provide any information reasonably requested by Parent or the Company that is reasonably necessary for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

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14. Stockholder Representations and Warranties. Stockholder hereby represents and warrants to the Company as follows, solely with respect to such Stockholder:

(a) Ownership. To the extent any Stockholder owns any Subject Company Equity Securities, Stockholder owns free and clear of all Liens (other than transfer restrictions under applicable securities Laws) the number of Subject Company Equity Securities set forth opposite Stockholder’s name on the signature page to this Agreement. Stockholder has, and will have at all times during the term of this Agreement, the sole voting power with respect to his, her or its Subject Company Equity Securities. Such Subject Company Equity Securities are the only equity securities in the Company owned of record or beneficially by Stockholder on the date of this Agreement, and none of such Subject Company Equity Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Company Equity Securities, except as provided hereunder. Other than as set forth on the signature page hereto, Stockholder does not hold or own any rights to acquire (directly or indirectly) any equity interests in the Company or any equity securities convertible into, or that can be exchanged for, equity securities of the Company.

(b) Organization. If Stockholder is not an individual, it is duly organized, validly existing and in good standing (where applicable) under the Laws of the jurisdiction in which it is incorporated, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Stockholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational action on the part of Stockholder. If Stockholder is an individual, Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder.

(c) Authority. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery hereof by the other Parties hereto, this Agreement constitutes a legally valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of Stockholder.

(d) Non-Contravention. The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of its obligations hereunder will not, (i) result in a violation of applicable Law, except for such violations which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect upon Stockholder’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, (ii) if Stockholder is not an individual, conflict with or result in a violation of the governing documents of Stockholder, or (iii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon Stockholder or Stockholder’s Subject Company Equity Securities).

(e) Legal Proceedings. As of the date of this Agreement, there is no Action pending against, or to the knowledge of Stockholder, threatened against Stockholder or any of its Affiliates, by or before (or that would be by or before) any Authority that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected, individually or in the aggregate, to have a material adverse effect upon the ability of Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement. None of Stockholder or any of its Affiliates is subject to any Order that would reasonably be expected, individually or in the aggregate, to have a material adverse effect upon the ability of Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement or the Business Combination Agreement.

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(f) Brokers. No broker, finder, financial advisor, investment banker or other agent is entitled to any brokerage, finder’s, financial advisor’s, investment banking or other similar fee or commission payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of Stockholder, on behalf of Stockholder.

(g) Adequate Information.

(i) Stockholder has been furnished or given access to adequate information concerning the business, financial condition, operations, and prospects of Parent and the Company to make an informed decision regarding this Agreement and the Transactions. Stockholder has independently and without reliance upon Parent or the Company (or any of their respective officers, directors, employees, agents, or advisors), and based on such information as Stockholder has deemed appropriate, made its own analysis, evaluation, and decision to enter into this Agreement.

(ii) Stockholder acknowledges that neither Parent nor the Company has made, and does not make, any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement or the Business Combination Agreement.

(h) Acknowledgment. Stockholder acknowledges and agrees that (A) the agreements and obligations contained in this Agreement, including transfer restrictions under Section 2, are irrevocable (subject only to termination upon the occurrence of the Expiration Time), (B) such obligations result in, among other things, the waiver set forth in Section 10 (Appraisal Rights) of any right of Stockholder to demand appraisal in connection with the Business Combination under Section 262 of the General Corporation Law of the State of Delaware and any other applicable Law, and (C) each of Parent and the Company is entering into the Business Combination Agreement in reliance upon Stockholder’s execution, delivery, and performance of this Agreement.

15. Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (the “Expiration Time”) (a) the Merger Effective Time, (b) such date as the Business Combination Agreement shall be validly terminated in accordance with Article X thereof; and (c) the effective date of a written agreement of the parties hereto terminating this Agreement. Upon termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any obligations or liabilities on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of (x) any breach of this Agreement prior to such termination, (y) Fraud or (z) any obligations that by their terms expressly survive termination. This Section 15 along with Sections 16, 17, 19, 20, and 22 shall survive the termination of this Agreement.

16. Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

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17. No Recourse. This Agreement may be enforced only against, and any claim or cause of action based upon, arising out of, or related to this Agreement may be made only against, the Parties. Except to the extent a Party hereto (and then only to the extent of the specific obligations undertaken by such Party herein), (i) no past, present or future director, manager, officer, employee, incorporator, member, partner, direct or indirect equityholder, Affiliate, agent, attorney, advisor or representative or Affiliate of a Party, (ii) no past, present or future director, officer, employee, incorporator, member, partner, direct or indirect equityholder, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of a Party and (iii) no successor, heir or representative of a Party shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Parties under this Agreement for any claim based on, arising out of, or related to this Agreement.

18. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) Stockholder does not make any agreement or understanding herein in any capacity other than in Stockholder’s capacity as a record holder and beneficial owner of the Subject Company Equity Securities, and not, as applicable, in Stockholder’s capacity as a director, officer or employee of the Company and (b) nothing herein will be construed to limit or affect any action or inaction by Stockholder or any other Person serving as a member of the board of directors (or other similar governing body) of the Company or any of its Subsidiaries or as an officer, employee or fiduciary of the Company or any of its Subsidiaries, in each case, acting in such Person’s capacity as a director, officer, employee or fiduciary of the Company or any of its Subsidiaries; provided, that, for the avoidance of doubt, this Section 18 shall not relieve Stockholder of its obligations under this Agreement, including, without limitation, the transfer restrictions set forth in Section 2 and the covenants set forth in Sections 5, 9 and 10.

19. No Third-Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

20. Fees and Expenses. Except as otherwise expressly set forth in the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

21. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Company or any of its Affiliates or Parent or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to Subject Company Equity Securities. All rights, ownership and economic benefits of and relating to the applicable Subject Company Equity Securities shall remain vested in and belong to Stockholder, and the Company and Parent (and each of their respective Affiliates) shall have no authority to exercise any power or authority to direct Stockholder in the voting of any Subject Company Equity Securities owned by him, her or it (if any). Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matters presented to the stockholders of the Company.

22. Several and Not Joint. The representations, warranties, covenants and agreements set forth herein shall be several (and not joint or joint and several) representations, warranties, covenants and agreements of Stockholder.

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23. Notices. Any notice, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail, return receipt requested, postage prepaid, (c) when delivered by FedEx or another nationally recognized overnight delivery service or (d) when delivered by email (unless an “undeliverable” or similar message is received with respect to each email address provided in or pursuant to this Section 23 for the applicable Party) (provided, that, any such notice or other communication delivered in the manner described in any of the preceding clauses (a), (b) and (c) shall also be delivered by email no later than 24 hours after being dispatched in the manner described in the preceding clause (a), (b) or (c), as applicable), in each case, addressed as follows:

If to Stockholder, to:

[●]

[●]

Attention: [●]

Email: [●]

with a copy (which shall not constitute notice) to:

[●]

[●]

Attention: [●]

Email: [●]

If to the Company:

First Choice Healthcare Solutions, Inc.

95 Bulldog Blvd, Suite 202, Melbourne, Florida 32901

Attn: Lance Friedman, Chief Executive Officer

E-mail: LFriedman@myfcmg.com

with a copy (which shall not constitute notice) to

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas 26th Floor

New York, NY 10036

Attention: Arthur Marcua

Email: amarcus@srfc.law

If to Parent, to:

Westin Acquisition Corp.

Suite 1165-L 3 Coleman Street #03-24

Singapore 179804

Telephone: +65 9488 4425

E-mail: stanney@westinacquisitioncorp.com

with a copy (which shall not constitute notice) to:

Celine & Partners PLLC

1345 Avenue of the Americas, 2nd FL New York, NY 10105

Attention: Hui Chen

24. E-mail: hchen@celinelaw.com Incorporation by Reference. Sections 1.3 (Construction); 11.2 (Amendments; No Waivers; Remedies), 11.6 (No Assignment or Delegation), 11.7 (Governing Law), 11.8 (Waiver of Jury Trial), 11.9 (Submission to Jurisdiction), 11.10 (Counterparts; Electronic Signatures), 11.11 (Entire Agreement), and 11.12 (Severability) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

By:
Name:	Lance Friedman
Title:	Chief Executive Officer

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

WESTIN ACQUISITION CORP.

By:
Name:	Stanney Majawit
Title:	Chief Financial Officer

[Signature Page to Company Support Agreement]

STOCKHOLDER

[__]

[Signature Page to Company Support Agreement]

SCHEDULE I

Investor Agreements

[●]1

1 NTD: Subject to Parent’s due diligence.